                                                                      EXHIBIT 11

                         ATLANTIC PREMIUM BRANDS, LTD.

                       COMPUTATION OF EARNINGS PER SHARE




                                                                      For the Six
                                                                         Months
                                                                         Ended
                                                                        June 30,
                                                                          1998
                                                                      ------------
INCOME BEFORE EXTRAORDINARY LOSS                                      $  1,020,292
EXTRAORDINARY LOSS, net                                                    194,993
                                                                      ------------
     Net income                                                       $    825,299
                                                                      ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                               7,621,937
                                                                      ============
INCOME PER COMMON SHARE BEFORE EXTRAORDINARY LOSS                     $        .14
EXTRAORDINARY LOSS PER COMMON SHARE                                           (.03)
                                                                      ------------
     Net income per common share                                      $        .11
                                                                      ============


COMPUTATION OF WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING (DILUTED CALCULATION):

     Shares outstanding as of June 30, 1998                              7,388,169

     Impact of dilutive stock options as of June 30, 1998                  233,768
                                                                      ------------
                                                                         7,621,937
                                                                      ============

                         ATLANTIC PREMIUM BRANDS, LTD.

                       COMPUTATION OF EARNINGS PER SHARE




                                                               For the Three
                                                                  Months
                                                                   Ended
                                                                  June 30,
                                                                    1998
                                                               -------------
NET INCOME                                                     $   276,316
                                                               ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                       7,620,369
                                                               ===========
NET INCOME PER COMMON SHARE                                    $       .04
                                                               ===========


COMPUTATION OF WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING (DILUTED CALCULATION):
     Shares outstanding as of June 30, 1998                      7,402,603
     Impact of dilutive stock options as of June 30, 1998          217,766
                                                               -----------
                                                                 7,620,369
                                                               ===========